Exhibit 99.1

STOCKHOLDERS’ AGREEMENT JOINDER

Virgin Investments Limited, a company limited by shares under the British Virgin Islands (“VIL”) and Aabar Space, Inc., a company incorporated under the laws of the British Virgin Islands (“Aabar”) are executing and delivering this joinder (this “Joinder”) pursuant to the Stockholders’ Agreement, dated as of October 25, 2019 (as the same may hereafter be amended, the “Stockholders’ Agreement”), among Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and the other Persons named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Stockholders’ Agreement.

On or about the date hereof, Vieco 10 Limited distributed (i) 62,403,260 shares of Common Stock to VIL and (ii) 14,887,178 shares of Common Stock to Aabar (the “Distribution”).

By executing and delivering this Joinder to the Company in connection with the Distribution, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the parties hereby agree as follows:

1.VIL hereby agrees to become a party to, to be bound by, and to comply with the Stockholders’ Agreement as the VG Holder and as a Voting Party in the same manner as if the undersigned were an original signatory to the Stockholders’ Agreement. The parties hereby agree that any reference to the VG Holder in the Stockholders’ Agreement after the date hereof shall be to VIL as memorialized by this Joinder.

2.Aabar hereby agrees to become a party to, to be bound by, and to comply with the Stockholders’ Agreement as a Voting Party in the same manner as if Aabar were an original signatory to the Stockholders’ Agreement.
[Signature Pages Follow]

Accordingly, the undersigned has executed and delivered this Joinder as of the 30th day of July, 2020.

Virgin Investments Limited

Date: July 30, 2020	By:	/s/ Clifton Struiken
	Name:	Clifton Struiken
	Its:	Alternate Director

Address:

c/o Craigmuir Chambers,
PO Box 71,
Road Town,
Tortola, British Virgin Islands,
Email: vgl@harneys.com

Aabar Space, Inc.

	By:	/s/ Gaston Urda
	Name:	Gaston Urda
	Its:	Authorized Signatory

Address:

c/o Aabar Investments PJS
Aabar Investments PJS
PO Box 45005
Abu Dhabi
United Arab Emirates
Attention: Chairman – Aabar Investment PJS
With a copy to: legalunit@mubadala.ae

Agreed and Accepted as of
Date: July 30, 2020

Virgin Galactic Holdings, Inc.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Executive Vice President and General Counsel